EXHIBIT 10.35


                           LOAN AND SECURITY AGREEMENT

                                      among

                               US DIAGNOSTIC INC.

                                    Borrower,

                                       and

                         DVI BUSINESS CREDIT CORPORATION

                                     Lender

                          Dated as of February 25, 1997


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                                TABLE OF CONTENTS
                                                                         PAGE

Section 1               DEFINITIONS........................................1
         Section 1.1. Specific Definitions.................................1
         Section 1.2. Generally Accepted Accounting Principles
                      and Uniform Commercial Code..........................6
         Section 1.3. Construction.........................................6

Section 2        LOAN......................................................6
         Section 2.1. The Loan.............................................6
         Section 2.2. Note.................................................6
         Section 2.3. Borrowing Base.......................................7
         Section 2.4. Notice of Borrowing..................................7
         Section 2.5. Use of Proceeds......................................7
         Section 2.6. Repayment of Loan....................................7
         Section 2.7. Term of Agreement....................................8
         Section 2.8. Lender's Fees........................................8
         Section 2.9. Interest on the Loans................................8
         Section 2.10. Late Payments.......................................8
         Section 2.11. Conditions to the Closing...........................9

Section 3        SECURITY INTEREST........................................11
         Section 3.1. Grant of Security Interest..........................11

Section 4        SPECIFIC REPRESENTATIONS.................................11
         Section 4.1. Name of Guarantors; Borrower........................11
         Section 4.2. Mergers and Consolidations..........................12
         Section 4.3. Purchase of Assets..................................12
         Section 4.4. Change of Name or Identity..........................12
         Section 4.5. Corporate Structure.................................12

Section 5        PROVISIONS CONCERNING ACCOUNTS...........................12
         Section 5.1. Office and Records of Borrower......................12
         Section 5.2. Representations.....................................12
         Section 5.3. Returns and Repossessions...........................13
         Section 5.4. Borrowing Base Reports..............................13
         Section 5.5. Compliance Certificate..............................13
         Section 5.6. Lender's Rights.....................................13
         Section 5.7. Disclaimer of Liability.............................13
         Section 5.8. Post Default Rights.................................13
         Section 5.9. Accounts Owed by Federal Government.................14
         Section 5.10. Business Activity Reports..........................14
         Section 5.11. Post Closing Checklist.............................14

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Section 6        PROVISIONS CONCERNING GENERAL INTANGIBLES................14
         Section 6.1. Contracts...........................................14

Section 7        PROVISIONS CONCERNING COLLATERAL.........................15
         Section 7.1. Further Assurances..................................15
         Section 7.2. Lender's Duty of Care...............................15
         Section 7.3. Reinstatement of Liens..............................15
         Section 7.4. Lender Expenses.....................................16
         Section 7.5. Inspection of Records...............................16
         Section 7.6. Waivers.............................................16

Section 8        REPRESENTATIONS AND WARRANTIES...........................17
         Section 8.1. Corporate Status....................................17
         Section 8.2. Authorization.......................................17
         Section 8.3. No Breach...........................................17
         Section 8.4. Taxes...............................................17
         Section 8.5. Deferred Compensation Plans.........................17
         Section 8.6. Litigation and Proceedings..........................18
         Section 8.7. Business............................................18
         Section 8.8. Laws and Agreements.................................18
         Section 8.9. Ownership of Accounts...............................18
         Section 8.10. Security Interest..................................18
         Section 8.11. No Defaults........................................18
         Section 8.12. Origination........................................18
         Section 8.13. Legality...........................................18
         Section 8.14. Consents...........................................18
         Section 8.15. Financial Condition................................19
         Section 8.16. Health Care Laws...................................19
         Section 8.17. Guarantor Solvency.................................19
         Section 8.18. Cumulative Representations.........................19
         Section 8.19. Full Disclosure....................................20

Section 9        COVENANTS................................................20
         Section 9.1. Encumbrance of Collateral...........................20
         Section 9.2. Business............................................20
         Section 9.3. Condition and Repair................................20
         Section 9.4. Taxes...............................................20
         Section 9.5. Accounting System...................................20
         Section 9.6. Quarterly Financial Statements......................21
         Section 9.7. Annual Financial Statements.........................21
         Section 9.8. Further Information.................................21
         Section 9.9. ERISA Covenants.....................................21
         Section 9.10. Restrictions on Merger, Consolidation,
                       Sale of Assets, Issuance of Stock, etc.............21
         Section 9.11. Health Care Covenants..............................22

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         Section 9.12. Distributions......................................22

Section 10       EVENTS OF DEFAULT........................................22

Section 11       REMEDIES.................................................24
         Section 11.1. Specific Remedies..................................24
         Section 11.2. Power of Attorney..................................25
         Section 11.3. Expenses Secured...................................25
         Section 11.4. Equitable Relief...................................25
         Section 11.5. Remedies Are Cumulative............................25

Section 12       INDEMNITY................................................26
         Section 12.1.  General Indemnity.................................26

Section 13       MISCELLANEOUS............................................26
         Section 13.1. Delay and Waiver...................................27
         Section 13.2. Complete Agreement.................................27
         Section 13.3. Severability; Headings.............................27
         Section 13.4. Binding Effect.....................................27
         Section 13.5. Notices............................................27
         Section 13.6. Governing Law......................................28
         Section 13.7. Waiver of Trial by Jury............................28
         Section 13.8. Submission to Jurisdiction.........................28


SCHEDULES

         1.1    Permitted Liens
         4.1    Guarantors
         4.2    Mergers and Consolidations
         4.3    Purchase of Assets
         4.5    Stock Ownership
         5.1    Guarantor Offices
         5.11   Post Closing Checklist
         6.1    Contracts
         8.6    Litigation and Proceedings
         9.13   Permitted Distributions

EXHIBITS

         1.1    Net Collectible Percentage
         2.2    Promissory Note
         5.5    Compliance Certification

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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") is entered into as of February 25, 1997 by and between DVI Business Credit Corporation, a Delaware corporation ("LENDER"), and US Diagnostic Inc., a Delaware corporation ("BORROWER").

         In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         SECTION 1.1 SPECIFIC DEFINITIONS. The following definitions apply:

         "ACCOUNT DEBTORS" mean Borrower's and each Guarantor's customers, the insurance companies or other payors responsible for their customers' obligations and all other persons who are obligated or indebted to Borrower or a Guarantor in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts.

         "ACCOUNTS" mean all accounts, contract rights, instruments, documents, general intangibles, chattel paper and obligations in any form owing to Borrower or a Guarantor arising out of the sale or lease of goods or the rendition of services by Borrower or a Guarantor whether or not earned by performance, including any management fees paid to Borrower by a Subsidiary; all credit insurance, guaranties, letters of credit, advises of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower or a Guarantor; and Borrower's Books relating to any of the foregoing.

         "ADVANCE" means an advance of loan proceeds constituting all or a part of the Loan.

         "AFFILIATE" means with respect to any Person any other Person which directly or indirectly Controls, is Controlled by or is under common Control with that Person.

         "BASE RATE" means the rate of interest announced publicly by Bank of America, NT&SA in San Francisco, California, from time to time as its base rate.

         "BORROWER'S BOOKS" means all of Borrower's and each Guarantor's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or

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evidencing Borrower's and each Guarantor's assets, liabilities and the Accounts;
all information relating to Borrower's and each Guarantor's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records are not included therein, except to the extent otherwise permitted by law.

         "BORROWING BASE" means, on the date of determination thereof, an amount equal to eighty percent (80%) of the Net Collectible Value for each type of Eligible Account; provided, however, that workers compensation liens and personal injury claims may never exceed twenty percent (20%) of the Borrowing Base.

         "BUSINESS DAY" means any day which is not a Saturday or Sunday, a legal holiday or a banking holiday in the State of California.

         "CLOSING DATE" means the date of the first Advance of the Loan.

         "COLLATERAL" has the meaning specified in Section 3.1 hereof.

         "COMMITMENT AMOUNT" means Twenty-Five Million Dollars ($25,000,000).

         "CONTROL" means (i) the ownership of a majority of the voting power of all classes of voting stock of a corporation, or (ii) the ownership of a majority of the beneficial interest in income and capital of a person other than a corporation.

         "DISTRIBUTION" means, with respect to any shares of capital stock or any warrant or right to acquire shares of capital stock or any other equity security, (i) the retirement, redemption, purchase or other acquisition, directly or indirectly, for value by the issuer of any such security, except to the extent that the consideration therefor consists of shares of stock, (ii) the declaration or (without duplication) payment of any dividend in cash, directly or indirectly, on or with respect to any such security, (iii) any investment in the holder of five percent (5%) or more of any such security if a purpose of such investment is to avoid characterization of the transaction as a Distribution, and (iv) any other cash payment constituting a distribution under applicable laws with respect to such security.

         "ELIGIBLE ACCOUNTS" means each Guarantor's accounts receivable from commercial insurance, Medicare, Medicaid, managed care providers, workers' compensation approved liens and claims and personal injury claims, or from radiologists and other medical practices which collect receivables from such payors with respect to services provided by the Guarantor, which have been due and payable for one hundred eighty (180) or fewer days.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

         "ERISA AFFILIATE" means each trade or business (whether or not incorporated)

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that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

         "EVENT OF DEFAULT" has the meaning specified in Section 10 hereof.

         "GAAP" means generally accepted accounting principles set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board, consistently applied.

         "GOVERNMENTAL AUTHORITY" means any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

         "GUARANTY" means each Unconditional Continuing Guaranty executed by Guarantors unconditionally guaranteeing Borrower's Obligations under this Agreement.

         "GUARANTOR" means each of Borrower's material Subsidiaries all of which are listed on SCHEDULE 4.1.

         "HEALTH CARE LAWS" mean all federal, state and local laws relating to health care providers and health care services, including, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 USC /section/ 1395nn.

         "INDEBTEDNESS" of a Person means (i) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any lease which, in accordance with GAAP, would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby has been assumed; and
(iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         "LENDER EXPENSES" means (i) all costs or expenses (including taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Loan Documents that are paid or advanced by Lender; (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses reasonably incurred by Lender to correct any Event of Default or enforce any provision of the Loan Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale or advertising to sell the Collateral, whether or not a sale is consummated, after the occurrence of an Event of Default; (iv) costs and expenses of

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suit reasonably incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; (v) all costs or expenses reasonably incurred by Lender to convert any data submitted to Lender by Borrower to an acceptable form; and
(vi) Lender's reasonable attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending or otherwise concerning, the Loan Documents or any portion thereof, irrespective of whether suit is brought.

         "LIEN" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

         "LOAN" means each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

         "LOAN AVAILABILITY" means the lesser of (a) the Commitment Amount or
(b) the Borrowing Base minus the aggregate Advances and other monetary Obligations outstanding under this Agreement. Loan Availability will be calculated as of the end of each calendar month; provided however, that during the first three full calendar months following the Closing Date, Loan Availability equals the Commitment Amount.

         "LOAN DOCUMENTS" mean (i) this Agreement; (ii) the Note; (iii) the Security Documents; (iv) the Lock Box Agreements; and (v) any other Exhibits, Schedules, certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

         "LOCK BOX AGREEMENTS" means those certain four Lock Box Agreements between Borrower, and the lock box servicers chosen by Lender and Borrower and the letter of instructions with respect thereto.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger dated as of January 20, 1997 among Borrower, MDI Acquisition Corporation, Medical Diagnostics, Inc. and Advanced NMR Systems, Inc.

         "NET COLLECTIBLE PERCENTAGE" means the percentage described on EXHIBIT
1.1 attached hereto for each type of Eligible Account. The Net Collectible Percentage may change from time to time in Lender's sole and absolute discretion, written notification of which must be given to Borrower by Lender.

         "NET COLLECTIBLE VALUE" means, for each type of Eligible Account, the Net Collectible Percentage times the aggregate current outstanding amount for such type of Eligible Account.

         "NOTE" means the Secured Promissory Note executed by Borrower pursuant to Section 2.2.

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         "OBLIGATIONS" mean all obligations (monetary or otherwise) of Borrower to Lender under or in connection with this Agreement, the Note and the other Loan Documents.

         "PERMITTED LIENS" mean (i) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iii) Liens granted to Lender or any Affiliate of Lender; and (iv) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on SCHEDULE
1.1 hereto.

         "PERSON" means an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

         "PROCEEDS" mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

         "SECURITY AGREEMENT" means each Security Agreement dated on or about the date hereof between Lender and Guarantors.

         "SECURITY DOCUMENTS" means the Guaranties, the Security Agreements and any agreement or instrument entered into between Borrower or Guarantors and Lender or executed by Borrower or Guarantors and delivered to Lender in connection with this Agreement to secure repayment of the Loan.

         "SUBSIDIARY" means any Affiliate of Borrower which is at the time, directly or indirectly, owned or Controlled by Borrower or one or more Subsidiaries.

         "TERMINATION DATE" means the last day of any term as to which a written notice of non-renewal pursuant to Section 2.7 has been received.

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         "UNMATURED DEFAULT" means any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

         SECTION 1.2. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND UNIFORM COMMERCIAL CODE. All financial terms used in this Agreement other than those defined in Section 1, have the meanings accorded to them under GAAP. All other terms used in this Agreement, other than those defined in this Section 1, have the meanings accorded to them in the Uniform Commercial Code as is enacted in any applicable jurisdiction.

         SECTION 1.3. CONSTRUCTION

         (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

         (b) Neither this Agreement nor any uncertainty or ambiguity herein may be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their respective counsel and is entitled to be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                    SECTION 2

                                      LOAN

         SECTION 2.1 LOAN. Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender shall advance to Borrower from time to time, and Borrower shall borrow from Lender, a revolving loan in an amount not to exceed Loan Availability. Within the limits of the Loan Availability, Borrower may borrow, make repayments pursuant to Section 2.6 and reborrow. If, at any time, the aggregate Advances and other Obligations outstanding exceed the then Loan Availability, then Borrower shall pay to Lender a sum sufficient to reduce the Advances and other Obligations outstanding to an amount not greater than the Loan Availability. Lender's commitment to make Advances expires and the amount of the Loan then outstanding matures and must be repaid by Borrower, without further action on the part of Lender, on the Termination Date.

         SECTION 2.2 NOTE. All Advances made by Lender under this Agreement are

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evidenced by, and must be repaid with interest in accordance with a single promissory note of Borrower in substantially the form of EXHIBIT 2.2 duly completed, in the original principal amount equal to the Commitment Amount, dated the Closing Date, payable to the Lender and maturing as to principal on the Termination Date (the "NOTE"). The daily remittance to Borrower of deposits and receipts received in the lock boxes pursuant to Section 2.6 are not Advances made by Lender. The amount of each Advance and payment of principal amount received by the Lender will be recorded in the books and records of the Lender, which books and records, in the absence of manifest error, are conclusive as to the outstanding balance of and other information related to the Loan. Lender is entitled at any time to endorse on a schedule attached to the Note the amount and type of each Advance and information relating thereto.

         SECTION 2.3 BORROWING BASE. On a monthly basis, the Borrowing Base will be recalculated by adding monthly billings to the prior month's Eligible Accounts and subtracting deposits and adjustments, if applicable and then multiplying this amount by the Net Collectable Percentage. The Borrowing Base will be calculated on a monthly basis on the reports delivered to Lender pursuant to Section 5.4. Loan Availability will be recalculated on the basis of each month's Borrowing Base.

         SECTION 2.4 NOTICE OF BORROWING. Whenever Borrower desires to borrow under Section 2.1, Borrower shall deliver to Lender a Drawdown Request Form, in a form reasonably satisfactory to Lender, signed by an authorized officer no later than 2:00 p.m. Pacific Standard Time at least one (1) business day in advance of the proposed funding date. The Drawdown Request Form must specify (i) the funding date (which shall be a business day) with respect to the requested Loan and (ii) the amount of the proposed Advance.

         SECTION 2.5 USE OF PROCEEDS. The proceeds of the Loan must be used by Borrower for the acquisition by Borrower of substantially all of the assets of Medical Diagnostics, Inc. pursuant to the Merger Agreement, to fund the closing costs incurred in connection with the transactions contemplated in this Agreement and to fund Borrower's and each Guarantor's working capital requirements from time to time.

         SECTION 2.6.  REPAYMENT OF LOAN

         (a) Upon the execution hereof, Borrower shall become a party to the Lock Box Agreements which provide for the receipt and processing of Account payments. Within ten (10) days after the Closing Date, Borrower and each Guarantor shall irrevocably direct: (i) all non-government payors to remit payment to the servicer's post office box in Lender's name and control; and (ii) all government payors to remit payment to a second post office box of such servicer in Borrower's name. At the end of such ten (10) day period Borrower shall certify to Lender that the required re-direct letters (in a form satisfactory to Lender) have been sent to all Account Debtors. Prior to the Closing Date, Borrower shall modify its billing system to direct all Account Debtors billed on or after the Closing Date to make all payments to a lock box account. Prior to the initial Advance, Borrower shall certify to Lender that the required change in its billing system has been made. The Lock Box Agreements provide for the servicer to deposit daily all receipts of the post office boxes into deposit accounts, with non-government

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payor receipts paid into an account subject to Lender's control and, government payor receipts paid into an account in Borrower's name; such accounts must be
(i) at a financial institution acceptable to Lender, and (ii) governed by terms and conditions acceptable to Lender. All government payor receipts will be immediately transferred to an account in the name and control of Lender. Any receipts from Accounts received by Borrower or a Guarantor must be deposited in the lock box account promptly upon receipt.

         (b) Lender will debit the lock box account at the end of each day in payment of (i) all Lender and other fees, reimbursements, principal payments and other amounts then due and payable; and (ii) on the first day of each month with respect to interest accrued on the Loan during the preceding month. Lender shall apply excess receipts remaining in the lock box account after the payment of fees, interest, reimbursements and other amounts to the principal amount of the Loan on a daily basis. Deposits and receipts to the lock box account will reduce the Borrowing Base on a monthly basis in accordance with Section 2.3 above.

         (c) Borrower shall pay all charges for establishing and maintaining the post office box accounts and all bank charges for such deposit accounts. Lender shall deduct from the deposit accounts all sums Borrower owes to it hereunder, including fees, interest, reimbursements and principal payments. Borrower shall satisfy any Obligations not paid by such deduction by direct payment to Lender at 4041 MacArthur Blvd., Suite 401, Newport Beach, California 92660.

         SECTION 2.7. TERM OF AGREEMENT.The Term of this Agreement is one (1) year from the Closing Date. This Agreement will be renewed for consecutive one
(1) year terms unless this Agreement is terminated, effective as of the last day of a term, by written notice by Lender or Borrower no later than thirty (30) days before the expiration of such term. All of Lender's obligations, responsibilities and duties shall cease upon the date of termination of this Agreement, except for its obligation to remit excess receipts from the lock box deposit accounts in accordance with the terms of this Agreement.

         SECTION 2.8. LENDER'S FEE. Upon execution hereof, Borrower shall pay Lender an origination fee equal to one percent (1.0%) of the Commitment Amount less $50,000 currently on deposit with Lender. Increases to the Commitment Amount during the term will be charged on the incremental increase at the same origination percentage. On or before the first day of each month, Borrower shall pay Lender an unutilized loan fee of equal to one-quarter of one percent (0.25%) of the difference between the Commitment Amount and the average outstanding Loan amount for the immediately previous month. Lender's fees will be deducted, when due, directly from receipts from accounts receivable deposited in accordance with Section 2.6.

         SECTION 2.9. INTEREST ON THE LOANS. All Advances shall bear interest on the unpaid principal amount thereof from the date made until paid in full at a fluctuating rate equal to the Base Rate plus two percent (2.0%). The outstanding principal balance of all other Obligations shall bear interest from the date such Obligations are due until paid in full at a fluctuating rate equal to the Base Rate plus two percent (2.0%). Interest accrued but not paid

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pursuant to Section 2.5 shall be treated as an Advance if not otherwise paid within five (5) days of the end of the month in which it accrues.

         SECTION 2.10. LATE PAYMENTS. If Borrower fails to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure continues for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this Section 2.10 is immediately due and payable. Borrower recognizes that default by Borrower in making the payments herein agreed to be paid when due will result in the Lender incurring additional expenses, in loss to the Lender of the use of the money due and in frustration to the Lender in meeting its other commitments. Lender is entitled to damages for the detriment caused thereby, but it is extremely difficult and impractical to ascertain the extent of such damages. Borrower shall pay on demand a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the damages to the Lender. If any part of the principal or interest is not paid when due, it thereafter bears interest at the rate of eighteen percent (18%) per annum from and as of the date of delinquency until paid; provided, however that the total amount payable pursuant to this sentence and the immediately preceding sentence may not exceed the greater of the two amounts due in accordance with the separate applications of each sentence. If the specified interest rate at any time exceeds the maximum rate allowed by law, then the applicable interest rate is reduced to the maximum rate allowed by law.

         SECTION 2.11 CONDITION TO THE CLOSING. The obligation of Lender to make an Advance on the Closing Date is subject to Lender's determination that Borrower has satisfied the following conditions on the Closing Date:

         (a) The representations and warranties set forth in this Agreement are true and correct on and as of the date hereof and are true and correct in all material respects as of the Closing Date and Borrower has performed all obligations required to have been performed by it hereunder prior to Closing Date.

         (b) Borrower has executed and delivered to Lender (or caused to be executed and delivered to Lender by the appropriate Persons) the following:

               (i)     this Agreement;

               (ii)    the Note;

               (iii)   UCC-1 Financing Statements;

               (iv)    the Guaranties;

               (v)     the Security Agreements;

               (vi)    the Lock Box Agreements;

               (vii) a certification from an authorized officer that Borrower has modified its billing system in accordance with Section 2.6;

               (viii) evidence satisfactory to Lender that Borrower and each Guarantor is a corporation or partnership duly formed, validly existing and in good standing in the state in which it was formed and in each state in which it is authorized to do business;

               (ix) pay-off letters, UCC Termination Statements, and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan;

               (x) signature and incumbency certificate of Borrower and each Guarantor or the corporate general partner of a Guarantor which is a partnership;

               (xi) certified copies of resolutions of the Board of Directors of Borrower, each corporate Guarantor and each corporate general partner of a Guarantor which is a partnership, authorizing the execution and delivery of the Loan Documents to be executed by Borrower and each Guarantor;

               (xii) copies of the Articles of Incorporation of Borrower, each corporate Guarantor and each corporate general partner of a Guarantor which is a partnership, certified by the Secretary of State of each such Person's jurisdiction of incorporation;

               (xiii) copies of the certificate of limited partnership of each Guarantor which is a partnership, certified by the Secretary of State of each such Guarantor's jurisdiction of formation;

               (xiv) copies of the Bylaws of Borrower, each corporate Guarantor or the corporate general partner of a Guarantor which is a partnership, certified by an officer thereof;

               (xv) copies of the partnership agreement of each Guarantor which is a partnership, certified by an officer of the corporate general partner of such Guarantor;

               (xvi) certified copies of the Merger Agreement and all documents executed and delivered in connection with the transactions contemplated thereby;

               (xvii) the written opinion of counsel to Borrower with respect to Borrower and each Guarantor issued on the Closing Date and satisfactory to Lender in scope and substance; and

               (xviii) a certificate from an officer of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

         (c) Borrower has paid closing fees to Lender including Lender's legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

         (d) Neither an Event of Default nor an Unmatured Default has occurred and is continuing.

         (e) Neither Borrower nor any Guarantor has suffered a material or adverse change in its business, operations or financial condition from that reflected in the financial statements of Borrower delivered to Lender or otherwise.

         (f) Lender has received such additional supporting documents, certificates and assurances as Lender reasonably requests which are satisfactory to Lender in form and substance.

                                    SECTION 3

                                SECURITY INTEREST

         SECTION 3.1. GRANT OF SECURITY INTEREST. In order to secure prompt payment and performance of the Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in all of Borrower's and Guarantor's Accounts, together with such third-party consents, lien waivers and estoppel certificates as Lender reasonably requires (the "COLLATERAL"), whether now owned or existing or hereafter acquired or arising and regardless of where located, subject only to Permitted Liens. This security interest in the Collateral attaches to all Collateral without further action on the part of Lender or Borrower.

                                    SECTION 4

                            SPECIFIC REPRESENTATIONS

          SECTION 4.1. NAME OF GUARANTORS; BORROWER

         (a) The exact corporate name of Borrower is US Diagnostic Inc. Borrower was incorporated under the laws of the State of Delaware. The following are all previous legal names of Borrower: U.S. Diagnostic Labs Inc. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None. The exact corporate name of each Guarantor is set forth on the attached SCHEDULE 4.1. Each material Subsidiary of Borrower is listed on SCHEDULE 4.1 and has executed a Guaranty and a Security Agreement.

         (b) SCHEDULE 4.1 may be revised from time to time by Borrower and Lender.

 If Borrower fails to remedy any item listed on SCHEDULE 5.11, Lender may revise SCHEDULE 4.1 by deleting the Subsidiary with respect to which the deficiency remains uncorrected from the list of Guarantors. The Accounts of such Guarantor will no longer be considered Eligible Accounts and Lender shall release such Subsidiary from its obligations under the Security Documents. If Borrower desires to addd any Subsidiary to SCHEDULE 4.1, such Subsidiary may be added to SCHEDULE 4.1 and the Accounts of such Subsidiary may be considered Eligible Accounts upon the satisfaction of the following conditions:

               (i) The representations and warranties set forth in this Agreement, to the extent applicable, are true and correct in all material respects with respect to the Subsidiary;

               (ii) The Subsidiary delivers to Lender executed copies of the documents listed in Section 2.11(b), to the extent applicable; and

               (iii) Lender has (x) completed a review of the Subsidiary and its Accounts, similar in scope to the review of Borrower and the Guarantors completed prior to the Closing Date, satisfactory to Lender in its sole discretion and (y) received such additional supporting documents, certificates and assurances as Lender reasonably requests, which are satisfactory to Lender in form and substance.

         SECTION 4.2. MERGERS AND CONSOLIDATIONS. Except as disclosed on
SCHEDULE 4.2, no entity has merged into Borrower or any Subsidiary or been consolidated with Borrower or any Subsidiary.

         SECTION 4.3 PURCHASE OF ASSETS. Except as disclosed on SCHEDULE 4.3, no entity has sold substantially all of its assets to Borrower or any Subsidiary or sold assets to Borrower or any Subsidiary outside the ordinary course of such seller's business at any time in the past.

         SECTION 4.4 CHANGE OF NAME OR IDENTITY. Borrower shall not change its or any Subsidiary's name, business structure, or identity or use or permit any Subsidiary to use any new trade name without prior notification of Lender.

         SECTION 4.5 CORPORATE STRUCTURE. Except as set forth on SCHEDULE 4.5, Borrower, directly or indirectly, owns one hundred percent (100%) of each class of the capital stock of each Guarantor.

                                    SECTION 5

                         PROVISIONS CONCERNING ACCOUNTS

         SECTION 5.1 OFFICE AND RECORDS OF BORROWER. Borrower's and each Guarantor's chief executive offices are located at: 777 South Flagler Drive, West Palm Beach, Florida 33401 or as otherwise indicated on the attached SCHEDULE 5.1. Borrower and each Guarantor maintains all of their records with respect to Accounts at 777 South Flagler Drive, West Palm Beach, Florida 33401 or as otherwise indicated on the attached SCHEDULE 5.1. Borrower and each Guarantor has not at any time within the past four (4) months maintained their chief executive office or their records with respect to Accounts at any other location and shall not do so hereafter except with the prior written consent of Lender.

         SECTION 5.2 REPRESENTATIVES. Borrower represents and warrants that each Account at the time of its assignment to Lender (a) will be owned solely by Borrower or a Guarantor, (b) will be for a liquidated amount maturing as stated in Borrower's Books; (c) will be a bona fide existing obligation created by the rendition of services to Account Debtors or their insured by Borrower or a Guarantor in the ordinary course of its business; and (d) will not be subject to any known deduction, offset, counterclaim, return privilege, or other condition, except as reflected on Borrower's Books. Borrower shall not nor will it permit any Guarantor to redate any invoices nor reissue new invoices in full or partial satisfaction of old invoices. Allowances, if any, as between Borrower or a Guarantor and its customers will be on the same basis and in accordance with the usual customary practices of Borrower as they exist on the date of this Agreement.

         SECTION 5.3. RETURNS AND REPOSSESSIONS. Borrower shall notify Lender within five (5) business days of occurrence of all material claims asserted by Account Debtors.

         SECTION 5.4. BORROWING BASE REPORTS. No later than the 15th day of each month, Borrower shall execute and deliver to Lender, in a form satisfactory to Lender, (i) a monthly Borrowing Base report; (ii) a detailed Accounts aging report as of the last day of the preceding month and a summary by payor class aging of Accounts; (iii) a charges, collections and adjustment summary for the preceding month; and (iv) a payor concentration schedule. Borrower shall upon the request of Lender execute and deliver to Lender an updated Borrowing Base report reflecting additional billings, writeoffs and deposits and all of Borrower's accounts receivable data in a computer disc or tape format acceptable to Lender. Lender shall periodically review Borrower's actual adjustments to cash receipts and writeoffs, as well as Borrower's payor profile. To the extent Borrower's adjustments, writeoffs and payor profile materially changes, Lender may, in its sole discretion, change the Net Collectible Percentage attributable to each type of Account by 15 days written notice to Borrower of such change.

         SECTION 5.5. COMPLIANCE CERTIFICATE. With each final month-end Borrowing Base report which Borrower delivers to Lender, Borrower shall deliver to Lender a Compliance Certificate in the form of EXHIBIT 5.5 attached hereto, which Compliance Certificate is completed and signed by an officer of Borrower.

         SECTION 5.6. LENDER'S RIGHTS. Any officer, employee or agent of Lender has the right, at any time or times hereafter, in the name of Lender or its nominee (including Borrower), with prior notice to Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise; and all reasonable costs thereof are payable by

Borrower to Lender. Lender, or its designee may at any time after the occurrence and during the continuance of an Event of Default notify customers or Account Debtors that Accounts have been assigned to Lender or of Lender's security interest therein and collect the same directly and charge all reasonable collection costs and expenses to Borrower's account.

         SECTION 5.7. DISCLAIMER OF LIABILITY. Lender shall not be liable to Borrower or any third person for the correctness, validity or genuineness of any instruments or documents released or endorsed to Borrower by Lender (which shall automatically be deemed to be without recourse to Lender in any event) or for the existence, character, quantity, quality, condition, value or delivery of any goods purporting to be represented by any such documents; and Lender, by accepting a Lien on the Collateral or by releasing any Collateral to Borrower, shall not be deemed to have assumed any obligation or liability to any supplier or creditor of Borrower or to any other third party. Borrower agrees to indemnify and defend Lender and hold it harmless in respect to any claim or proceeding arising out of any matter referred to in this Section 5.7.

         SECTION 5.8 POST DEFAULT RIGHTS. If an Event of Default has occurred and is continuing hereunder, no discount, credit or allowance may be granted or permitted by Borrower to any Account Debtor; provided, however, that, notwithstanding the existence of an Event of Default, (i) each Guarantor may continue to invoice and bill Account Debtors under discount, credit and allowance arrangements that such Guarantor maintained in the ordinary course of business prior to such Event of Default occurring, and (ii) Account Debtors may, during the continuance of an Event of Default, utilize discount, credit and allowance arrangements that a Guarantor extended to them in the ordinary course of business. Lender may, if an Event of Default has occurred and is continuing, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms that Lender considers advisable, and in such cases, Lender will credit Borrower's account with only the net amounts received by Lender in payment of such disputed Accounts, after deducting all Lender Expenses incurred in connection therewith.

         SECTION 5.9. ACCOUNTS OWED BY FEDERAL GOVERNMENT. If any Accounts shall arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower shall promptly notify Lender thereof in writing and take all other action reasonably requested by Lender to protect Lender's Lien on such Accounts under the provisions of the federal laws on assignment of claims.

         SECTION 5.10. BUSINESS ACTIVITY REPORTS. Borrower and its Affiliates have filed and shall file all legally required notices and reports of its business activities with all appropriate state taxing authorities and the appropriate Governmental Authority of each other jurisdiction in which Borrower or an Affiliate is legally required to file such a notice or report.

         SECTION 5.11. POST CLOSING CHECKLIST. Lender has waived certain deficiencies in the Accounts with respect to its usual closing requirements and criteria. Lender has compiled a list of such deficiencies which is attached hereto as SCHEDULE 5.11. Within ninety (90) days of the Closing Date, Borrower shall correct the deficiencies to Lender's satisfaction. After the end of such period, the Accounts of any Guarantor with respect to which a deficiency remains uncorrected will no longer be considered Eligible Accounts and will be excluded from the calculation of the Borrowing Base. If as a result of the reduction of the Borrowing Base outstanding Advances and other monetary Obligations exceed Loan Availability, Borrower shall immediately repay the Loan in an amount sufficient to reduce outstanding amounts to Loan Availability.

                                    SECTION 6

                    PROVISIONS CONCERNING GENERAL INTANGIBLES

               SECTION 6.1. CONTRACTS

               (a) SCHEDULE 6.1. is a true and complete list of all radiology and partnership agreements to which Borrower or any Subsidiary is a party and all contracts and agreements listed in a filing by Borrower with the Securities and Exchange Commission.

               (b) Neither Borrower nor any of its Subsidiaries may amend, modify or supplement any contract or agreement included in the Collateral or waive any provision thereof other than in accordance with Borrower's standard business practice, nor may such standard business practice be materially changed without Lender's consent, which shall not be unreasonably withheld.

               (c) Borrower and its Subsidiaries shall remain liable to perform all of its duties and obligations under any contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed; and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

               (d) Borrower and its Subsidiaries need not pay any amount due under any contract or agreement listed on Schedule 6.1, nor otherwise perform any action required under the terms of any such contract or agreement, if such payment or performance is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower or a Subsidiary establishes any reserve or other appropriate provision required by GAAP.

                                    SECTION 7

                        PROVISIONS CONCERNING COLLATERAL

               SECTION 7.1. FURTHER ASSURANCES. Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority and all other documents Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Loan Documents. Borrower hereby irrevocably make, constitute, and appoint Lender (and any of Lender's officers, employees or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender is entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect.

               SECTION 7.2. LENDER'S DUTY OF CARE. Lender has no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender will be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower requests or agrees to in writing, provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower may be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property may not be deemed to be failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage or destruction of the Collateral is borne by Borrower.

               SECTION 7.3. REINSTATEMENT OF LIENS. If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other Person must be disgorged by Lender for any reason whatsoever (including, the insolvency, bankruptcy, or reorganization of Borrower or such other Person), this Agreement and Lender's Liens granted hereunder are reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all terminated Liens.

               SECTION 7.4. LENDER EXPENSES. If Borrower fails to pay any moneys (whether taxes, assessments, insurance premiums or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit or fails to discharge any Lien not permitted hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interest in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender constitute Advances, become part of the Obligations, and are secured by the Collateral. Any payments made by Lender do not constitute
(a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or Lien, and the receipt of the usual official notice for the payment of moneys to a governmental entity is conclusive evidence that the same was validly due and owing.

                  Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

               SECTION 7.5. INSPECTION OF RECORDS. During usual business hours and upon reasonable advance notice to Borrower, Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value and condition and Borrower shall reimburse Lender for its costs and expenses in so doing. Lender also has the right at any time or times hereafter, during usual business hours and upon reasonable advance notice to Borrower to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement. Lender may directly contact any such accounting firm or service bureau in order to obtain such information.

               SECTION 7.6. WAIVERS. Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.

                                    SECTION 8

                         REPRESENTATIONS AND WARRANTIES

               As of the date hereof Borrower hereby warrants and represents to Lender the following:

               SECTION 8.1. CORPORATE STATUS. Borrower, each corporate Guarantor and each corporate general partner of a Guarantor which is a partnership is a corporation and each Guarantor which is a partnership is a limited partnership validly existing and in good standing under the laws of the state of its incorporation or formation; and each of such entities is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

               SECTION 8.2. AUTHORIZATION. The execution, delivery, and performance by

Borrower and Guarantors of this Agreement and each Loan Document to which they are a party have been duly authorized by all necessary corporate or partnership action. Borrower and Guarantors have duly executed and delivered this Agreement and each Loan Document to which they are a party, and each of them constitutes a valid and binding obligation of Borrower and Guarantors.

               SECTION 8.3. NO BREACH. The execution, delivery and performance by Borrower and Guarantors of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on Collateral; (b) will not violate any provision of the articles of incorporation, bylaws or partnership agreements of Borrower, Guarantors or any Guarantors' general partners; (c) will not violate any agreement or instrument by which Borrower or Guarantors or their assets, is bound; (d) do not require any notice to consent by any Governmental Authority; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

               SECTION 8.4. TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by or imposed, levied or assessed against Borrower, Guarantor's or their property have been paid in full before delinquency or before the expiration of any extension period; and Borrower and Guarantors have made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower are currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

               SECTION 8.5. DEFERRED COMPENSATION PLANS. Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans. Neither Borrower nor any ERISA Affiliate is or at any time has been a sponsor of, provided, or maintained for any employees any defined benefit plan.

               SECTION 8.6. LITIGATION AND PROCEEDINGS. Except as set forth on
SCHEDULE 8.6 attached hereto, there are no outstanding judgments against Borrower, Guarantors or their assets and there are no actions or proceedings pending by or against Borrower or Guarantors before any court or administrative agency. Borrower has no knowledge of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or Guarantors, except for ongoing collection matters in which Borrower or a Guarantor is the plaintiff and except as set forth in SCHEDULE 8.6 hereto.

               SECTION 8.7. BUSINESS. Borrower and each Guarantor had all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct their business. They are all in full force and effect and are not in known conflict with the rights of others. Neither Borrower nor any Guarantor is a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

               SECTION 8.8. LAWS AND AGREEMENTS. Borrower and each Guarantor is in compliance with all material contracts and agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower and each Guarantor is in material compliance with all laws applicable to it.

               SECTION 8.9. OWNERSHIP OF ACCOUNTS. Prior to the Lender making any Advance, Borrower or a Guarantor will be the sole owner of, and have good and marketable title to the Accounts pledged as security for such Loan.

               SECTION 8.10. SECURITY INTEREST. After giving effect to each Loan contemplated by this Agreement, the Lender will be the holder of a valid perfected first priority security interest in the pledged Accounts. Accounts pledged to the Lender in connection with any Loan will be free and clear of all liens other than Permitted Liens.

               SECTION 8.11. NO DEFAULTS. As of the date on which an Eligible Account is pledged to the Lender pursuant to the terms hereof there has been no default under such Account.

               SECTION 8.12. ORIGINATION. Each Account will have been originated by Borrower or a Guarantor in the ordinary course of its business in accordance with Borrower's or a Guarantor's regular credit approval process and does not contravene any laws, rules or regulations applicable thereto.

               SECTION 8.13. LEGALITY. No Eligible Account will have been originated in, or be subject to the laws of, any jurisdiction whose laws would make the terms hereof or any transaction contemplated hereby unlawful.

               SECTION 8.14. CONSENTS. Except as set forth on SCHEDULE 8.14, no consent or approval is required for the pledging of any Accounts to the Lender pursuant to the terms of this Agreement, except for such consents or approvals as have been obtained prior to the Closing Date.

               SECTION 8.15. FINANCIAL CONDITION. All financial statements and information relating to Borrower, Guarantors or their assets that have been or may hereafter be delivered by Borrower to Lender are accurate and complete in all material respects and have been prepared in accordance with GAAP. Borrower and Guarantors have no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower or Guarantors since the date of the most recent financial statements submitted to Lender.

               SECTION 8.16. HEALTH CARE LAWS.

               (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws applicable to Borrower and is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such

Health Care Laws.

               (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

               (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

               SECTION 8.17. GUARANTOR SOLVENCY.

               (a) Immediately following the execution of this Agreement and the Loan Documents, and the completion of the transactions contemplated thereby each Guarantor will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and will have assets which will have a present fair salable value greater than the amount of its Indebtedness.

               (b) No Guarantor intends to incur debts beyond its ability to pay them as they mature and the aggregate of each Guarantor's property at a fair valuation is sufficient in amount to pay its debts.

               (c) No Guarantor is contemplating filing a petition in bankruptcy or for an arrangement or reorganization under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended from time to time, or any successor statute, nor is there any threatened bankruptcy or insolvency proceedings against any Guarantor.

               SECTION 8.18. CUMULATIVE REPRESENTATIONS. The warranties, representations and agreements set forth herein are cumulative and in addition to any and all other warranties, representations and agreements that Borrower gives, or cause to be given, to Lender, either now or hereafter.

               SECTION 8.19. FULL DISCLOSURE. No representation, warranty or statement by Borrower or Guarantors contained in this Agreement, any Schedule or any document, instrument or certificate furnished by or on behalf of any of them pursuant to this Agreement contains any untrue, incorrect, incomplete or misleading statement of material fact, or knowingly omits to state a material fact necessary to make the statements contained therein not misleading.

                                    SECTION 9

                                    COVENANTS

               SECTION 9.1. ENCUMBRANCE OF COLLATERAL. Borrower shall not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower or its Subsidiaries, except for Liens to Lender and Permitted Liens.

               SECTION 9.2. BUSINESS. Borrower and Guarantors shall engage primarily in business of the same general character as that now conducted by Borrower and Guarantors.

               SECTION 9.3. CONDITION AND REPAIR. Borrower and Guarantors shall maintain in good repair and working order all material properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

               SECTION 9.4. TAXES. Borrower and Guarantors shall pay all taxes, assessments and other governmental charges imposed upon them or any of their assets or in respect of any of their franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of their assets, provided that (unless any material item or property would be lost, forfeited or materially impaired as a result thereof) no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by GAAP. Borrower and Guarantors shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower or a Guarantor has made such payments or deposits.

               SECTION 9.5. ACCOUNTING SYSTEM. Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with GAAP, with ledger and account cards or computer tapes, disks, printouts, and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without the accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

               SECTION 9.6. QUARTERLY FINANCIAL STATEMENTS. Borrower shall furnish Lender as soon as practicable but in no event later than forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year with unaudited quarterly financial statements in form and substance as reasonably required by Lender, including a balance sheet, an income statement and a statement of cash flows, prepared in accordance with GAAP, together with a certificate executed by the chief financial officer of Borrower stating that the financial statements fairly present the financial condition of Borrower as of the date and for the periods covered and that as of the date of such certificate there has not been a violation of any provision of this Agreement and no Event of Default or Unmatured Default has occurred and is continuing.

               SECTION 9.7. ANNUAL FINANCIAL STATEMENTS. Borrower shall furnish Lender as soon as practicable but in no event later than ninety (90) days after the close of each fiscal year commencing with fiscal 1996 with audited annual financial statements, which financial statements are prepared in accordance with GAAP and certified without qualification by an independent certified public accounting firm reasonably satisfactory to Lender. Borrower's current certified public accounting firm, Arthur Andersen LLP, is satisfactory to Lender. With the annual financial statements, Borrower shall deliver a certificate of its chief financial officer attesting that there has not been a violation of any provision of this Agreement and no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

               SECTION 9.8. FURTHER INFORMATION. Borrower shall furnish Lender as soon as practicable with copies of all documents or reports filed by it with the Securities and Exchange Commission. Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of, or event that constitutes an Event of Default under, this Agreement. In addition, Borrower authorizes Lender to contact credit reporting agencies concerning Borrower's credit standing.

               SECTION 9.9. ERISA COVENANTS. Borrower shall, and shall cause each ERISA Affiliate to, comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person to any person whatsoever with respect to any such plan.

               SECTION 9.10. RESTRICTIONS ON MERGER, CONSOLIDATION, SALE OF ASSETS, ISSUANCE OF STOCK, ETC. Unless authorized by Lender, neither Borrower nor any of its Subsidiary may:

               (a) merge or consolidate with any Person unless Borrower or its Subsidiary is the surviving entity or the surviving entity becomes a Subsidiary of Borrower;

               (b) sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales in the ordinary course of business);

               (c) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction;

               (d) become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents; or

               (e) only with respect to each Guarantor, authorize or issue any additional stock or equity interest.

               SECTION 9.11. HEALTH CARE COVENANTS.

               (a) Borrower and its Subsidiaries shall comply in all material respects with, and will obtain all permits required by, all Health Care Laws applicable to them.

               (b) any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any Governmental Authority with jurisdiction over Health Care Laws.

               SECTION 9.12. DISTRIBUTIONS. Except as set forth on SCHEDULE 9.12 hereto, neither Borrower nor its Subsidiaries may make any Distributions, other than a Distribution to Borrower or a Subsidiary without the prior written consent of Lender, which consent may not be unreasonably withheld and which consent will not be deemed to authorize any Distributions while an Event of Default is continuing or if such Distribution would cause an Event of Default to occur.

                                   SECTION 10

                                EVENTS OF DEFAULT

               An Event of Default is deemed to exist if any of the following events have occurred and is continuing:

               (a) Borrower fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure continues for five (5) days after notice of non-payment is received by Borrower;

               (b) Borrower or a Guarantor fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender;

               (c) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of their property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal;

               (d) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

               (e) Final judgment for the payment of money on any claim in excess of $250,000 is rendered against Borrower or any Guarantor and remains undischarged for twenty (20) days during which execution is not effectively stayed;

               (f) Any of the Guarantors revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (c) or (d) above with respect to Borrower or fails to observe or perform any material covenant, condition or agreement to be performed under any Loan Document to which it is a party;

               (g) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise;

               (h) Borrower or a Guarantor defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower or a Guarantor in excess of $250,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

               (i) Demand is made for payment of any Indebtedness in excess of $250,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

               (j) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

               (k) A judgment or other claim in excess of $250,000 becomes a Lien upon any or all of Borrower's assets or the Collateral, other than a Permitted Lien;

               (l) A notice of Lien, levy or assessment in excess of $250,000 is filed of record with respect to any or all of Borrower's assets or the Collateral by any Governmental Authority or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets or the Collateral and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 8.4;

               (m) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral;

               (n) Any of Borrower's assets in excess of $250,000 or any Collateral are seized, subjected to a distress warrant, levied upon or come into the possession of any judicial officer;

               (o) Any representation or warranty made in writing to Lender by any officer of Borrower or a Guarantor in connection with the transaction contemplated in this Agreement is materially incorrect when made;

               (p) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (e), (h), (i), (k), (l) and
(p) hereof exceeds $1,000,000; or

               (q) Borrower or a Guarantor fails to direct all receipts for Accounts to the lock boxes.

                                   SECTION 11

                                    REMEDIES


               SECTION 11.1. SPECIFIC REMEDIES. Upon the occurrence and during the continuance of any Event of Default:

               (a) Lender may cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any other Loan Document, or under any other agreement between Borrower and Lender.

               (b) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

               (c) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or moneys of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

               (d) Lender may pay, purchase, contest, or compromise any encumbrance, charge or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

               (e) Lender may (i) notify Account Debtors to make payment on Account directly to Lender; (ii) settle, adjust, compromise, extend or renew Accounts, whether before or after legal proceedings to collect such Accounts have commenced; (iii) prepare and file any bankruptcy proofs of claim or similar documents against any Account Debtor; (iv) prepare and file any notice, assignment, satisfaction, or release of Lien, UCC termination statement or any similar document; (v) sell or assign Accounts, individually or in bulk, upon such terms, for such amounts, and at such time or times as Lender deems advisable; and (vi) complete the performance required of Borrower or a Guarantor under any contract or agreement to which Borrower is a party and out of which Accounts arise or may arise.

               (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders or other forms of payment of or security for Accounts or other Collateral; (ii) sign Borrower's name on drafts drawn on Account Debtors or issuers of letters of credit; and (iii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designated by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to Collateral, and hold all other mail available for pickup by Borrower.

               SECTION 11.2. POWER OF ATTORNEY. Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (b) to sign Borrower's name on drafts against Account Debtors, on schedules and assignments of Accounts, on verifications of Accounts, and on notices to Account Debtors; (c) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Lender, to receive and open all mail addressed to Borrower and to retain all mail relating to the Collateral and forward all other mail to Borrower; (d) to send requests for verification of Accounts; (e) to execute UCC Financing Statements; and (f) to do all things necessary to carry out this Agreement. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Lender shall not exercise the power granted in clauses 11.2(a) through 11.2(c) unless an Event of Default has occurred and is continuing and shall not to exercise the power granted in clause 11.2(d) prior to notification of Borrower of its intent to do so, but such limitations do not limit the effectiveness of such power of attorney at any time. Any person dealing with Lender is entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

               SECTION 11.3. EXPENSES SECURED. All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, or by law shall be payable by Borrower to Lender, are part of the Obligations, and are secured by the Collateral.

               SECTION 11.4. EQUITABLE RELIEF. Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy of law will provide adequate relief to Lender, and Lender is entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

               SECTION 11.5. REMEDIES ARE CUMULATIVE. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or any Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy may be deemed to be an election. No delay by Lender constitutes a waiver, election, or acquiescence by it. Borrower on its behalf waives any rights to require Lender to proceed against any Guarantor or any other party; or proceed against or exhaust any security held from any Guarantor. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any obligations of any Guarantor, or of any other party at any time directly or contingently liable for payment of any of the obligations of any Guarantor; (ii) accept partial payments of the obligations of any Guarantor; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the obligations of any Guarantor and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale of any security of any Guarantor. The validity of this Agreement and the Obligations of Borrower are not terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against any Guarantor or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any obligations of any Guarantor. Borrower is not released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the obligations of any Guarantor or to protect the property covered by such security interest.

                                   SECTION 12

                                    INDEMNITY

               SECTION 12.1. GENERAL INDEMNITY. Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits or demands (including fees and disbursements of counsel) on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the gross negligence or intentional malfeasance of Lender or its directors, officer, agents or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower survives the termination of this Agreement and the repayment of the Note.

                                   SECTION 13

                                  MISCELLANEOUS

               SECTION 13.1. DELAY AND WAIVER. No delay or omission to exercise any right impairs any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion is limited to that particular occasion.

               SECTION 13.2. COMPLETE AGREEMENT. This Agreement, the Schedules and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

               SECTION 13.3. SEVERABILITY; HEADINGS. If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement is unaffected thereby. The section headings herein are included for convenience only and may not be deemed to be a part of this Agreement.

               SECTION 13.4. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the respective legal representatives, successors and assigns of the parties hereto; provided however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who thereupon has all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) is then relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

               SECTION 13.5. NOTICES. Any notices under or pursuant to this Agreement are deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:

                  To Borrower: US Diagnostic Inc.
                               777 S. Flagler Drive, #1006
                               West Palm Beach, FL 33401
                               Attention: Joseph Paul, President

                               Telephone: (561) 832-0006
                               Facsimile: (561) 833-8391

                  Copies To:   Stearns Weaver Miller Weissler
                               Aldhadeff & Setterson, P.A.
                               150 W. Flagler St.
                               Suite 2200
                               Miami, FL 33130

                               Attention: Stuart D. Ames, Esq.

                               Telephone: (305) 789-3540
                               Facsimile: (305) 789-3395

                  To Lender:   DVI Business Credit Corporation
                               4041 MacArthur Blvd., Suite 401
                               Newport Beach, CA 92660
                               Attention: Cynthia J. Cohn

                               Telephone: (714) 474-6100
                               Facsimile: (714) 474-6199

                  Copies to:   DVI Business Credit Corporation
                               500 Hyde Park
                               Doylestown, PA 18901
                               Attention: Melvin C. Breaux, Esq.

                                           General Counsel
                               Telephone:  (215) 230-2931
                               Facsimile:  (215) 230-3537

               Any party may change such address by sending notice of the change to the other parties; such change of address is effective only upon actual receipt of the notice by the other parties.

               SECTION 13.6. GOVERNING LAW. ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF CALIFORNIA WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES.

               SECTION 13.7. WAIVER OF TRIAL BY JURY. LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS OR THE RELATIONSHIP BETWEEN LENDER AND BORROWER.

               SECTION 13.8. SUBMISSION TO JURISDICTION.

               (a) BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. BORROWER HEREBY AGREES THAT SERVICE OF COPIES OF SUMMONS AND COMPLAINTS AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING HEREUNDER MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS BY REGISTERED

OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH AT THE BEGINNING OF THIS AGREEMENT.

               (b) NOTHING IN THIS PARAGRAPH 13.8 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ANY OF ITS PROPERTIES IN THE COURTS OF OTHER JURISDICTIONS TO THE EXTENT OTHERWISE PERMITTED BY LAW.

               (c) TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE (i) ANY IMMUNITY FROM JURISDICTION OF ANY COURT OF CALIFORNIA OR ANY FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA OR FROM ANY LEGAL PROCESS OUT OF ANY SUCH COURT (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR (ii) ANY OBJECTION TO THE LAYING OF THE VENUE OR OF AN INCONVENIENT FORUM OF ANY SUIT, ACTION OR PROCEEDING, IF BROUGHT IN CALIFORNIA OR FEDERAL COURT SITTING IN ORANGE COUNTY, CALIFORNIA UNDER PROCESS SERVED IN ACCORDANCE WITH SUBPARAGRAPH (a) ABOVE, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY OR OBJECTION IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOANS.

               IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement by their duly authorized officers as of the date first above written.

BORROWER:                                    LENDER:

US DIAGNOSTIC INC.                           DVI BUSINESS CREDIT CORPORATION

By:                                          By:
   -----------------------------                 ---------------------------
    Name:                                        Name:
    Title:                                       Title:

                                  Schedule 1.1

                                 Permitted Liens

                                  Schedule 4.1

                                   Guarantors
    [List the exact corporate name of all material Subsidiaries of Borrower]

                                  Schedule 4.2

                           Mergers and Consolidations
                      [List all Mergers and Consolidations]

                                  Schedule 4.3

                               Purchase of Assets
                     [List all Asset Purchase Acquisitions]

                                  Schedule 4.5

                                 Stock Ownership
              [Describe all Guarantors which are not wholly-owned]

                                  Schedule 5.1

                                Guarantor Offices
            [List the executive office and location at which records
                          are kept for each Guarantor]

                                  Schedule 5.11

                             Post Closing Checklist
                             [To be prepared by DVI]

                                  Schedule 6.1

                                    Contracts
     [List all radiology agreements, partnership agreements and SEC filings]

                                  Schedule 8.6

                           Litigation and Proceedings
[List outstanding judgments against Borrower or any of its assets, actions or proceedings pending by or against Borrower other threatened or imminent actions against Borrower and governmental investigations.]

                                  Schedule 8.14

                      [List required consents not obtained]
                                    Consents

                                  Schedule 9.12
                             Permitted Distributions
                     [List permitted distributions, if any]

                                   Exhibit 5.5

                              Borrowing Base Report
                            COMPLIANCE CERTIFICATION

         In connection with the Borrowing Base report dated the date hereof delivered by US Diagnostic Inc. ("Borrower") pursuant to that certain Loan and Security Agreement by and among Borrower and DVI Business Credit Corporation, the undersigned hereby certifies as follows:

         1. Borrower has complied and is in compliance in all material respects with all of the terms, covenants and conditions of the Loan and Security Agreement;

         2. No Default or Event of Default exists under the Loan and Security Agreement; and

         3. The representations, warranties and covenants contained in Section 8 of the Loan and Security Agreement are true in all material respects as of the date hereof.

         Capitalized terms used herein not otherwise defined shall have the respective earnings ascribed thereto in the Loan and Security Agreement.

         IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and delivered as of the ______ day of _______________, 199__.

                                     Borrower:

                                     US DIAGNOSTIC INC.

                                     By:
                                         ----------------------------------

                                     Name:
                                           --------------------------------

                                     Title:
                                            -------------------------------

                             SECURED PROMISSORY NOTE
                                Due March 1, 1998

         FOR VALUE RECEIVED, US DIAGNOSTIC INC., a Delaware corporation ("MAKER") hereby promises to pay to DVI BUSINESS CREDIT CORPORATION or its assignee ("HOLDER"), or order, principal in the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000), or such amount as may be advance thereon from time to time, with interest on the unpaid principal balance from time to time outstanding at the fluctuating rate of interest announced publicly by Bank of Amercia, NT&SA in San Francisco, California, from time to time as its base rate plus Two percent (2%) per annum, computed on the basis of a 360-day year and actual days elapsed, until paid. Interest is payable on the first business day of each calendar month for the preceding month, with all unpaid principal and interest due and payable in full on March 1, 1998.

     1. If any part of the principal or interest of the Note is not paid when due, it will be added to the principal amount of this Note and thereafter bear interest at the rate provided above If the specified interest rate at any time exceeds the maximum rate allowed by law, then the applicable interest rate is reduced to the maximum rate allowed by law.

     2. This Note may be prepaid in accordance with Section 2.6 of that certain Loan and Security Agreement dated as of February 25, 1997 between Holder as Lender and Maker as Borrower (the "AGREEMENT"). Notwithstanding the foregoing, the Agreement may not be terminated, and is not terminated by any prepayment.

     3. Principal and interest are payable to Holder at 4041 MacArthur Blvd., Suite 401, Newport Beach, California 92660, or such other place as the Holder may, from time to time in writing, designate.

     4. This Note is made pursuant to, and secured by the Agreement. All capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement, the terms of which are incorporated herein by reference thereto. This Note is also secured by the Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("COLLATERAL"). The Agreement and the Security Documents are collectively referred to as the "LOAN AND SECURITY DOCUMENTS" and are hereby incorporated herein by reference thereto and made a part of this Note.

     5. The occurrence of an Event of Default under the Agreement may, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest thereon immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character.

     6. Failure of the Holder to exercise the acceleration option of paragraph 5 of this Note on the occurrence of an Event of Default does constitute a waiver of the right to exercise such option on the subsequent occurrence of an Event of Default.

     7. Principal and interest are payable in lawful money of the United States of America which is legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payment is due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note, except as specifically provided in the Agreement. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extensions of time, renewals, or waivers do not affect Maker's liability hereunder. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

     8. If Maker fails to make any payment of interest or principal under this Note, including the payment due upon maturity, when the same is due and payable and such failure continues for five (5) days after nonpayment, a late charge by way of damages to the extent provided in this paragraph is immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder is entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the damages to the Holder, which sum Maker agrees to pay on demand.

     9. If action is instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, and Holder prevails in such proceedings Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorneys' fees plus interest on any defaulted amount at the rate of eighteen percent (18%) per annum.

     10. Any and all notices or other communications or payments required or permitted to be given hereunder are effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

     11. This Note inures to the benefit of and is binding upon the Holder's successors and assigns. References to the "Holder" are deemed to refer to the holders of this Note at the time such reference becomes relevant.

     12. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note remains in full force and effect to the greatest extent permitted by law and is in no other way affected, impaired or invalidated.

     13. Nothing contained herein or in the Loan and Security Documents may be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

     14. THIS NOTE IS GOVERNED BY AND MUST BE CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

Dated:  February 25, 1997

US DIAGNOSTIC INC.

By:
    --------------------------------
    Name:
    Title:

                            Please FILL IN COMPLETELY

DATE IN:_____________________________   DATE NEEDED:____________________________

TIME IN:_____________________________   TIME NEEDED:_________ [ ] a.m.  [ ] p.m.

CLIENT NAME: DVI BUSINESS CREDIT CORPORATION 10584/21___________________________
                                                          CLIENT/MATTER #

DOCUMENT NAME: PROMISSORY NOTE

ORIGINATOR: MJS1              RETURN TO: MJS1             [ ] CALL:_____________
                                                                    (extension)

[ ] MAKE A COMPLETELY NEW COPY OF THIS DOCUMENT:

    NEW CLIENT NAME:_____________________________    CLIENT/MATTER #:___________

    NEW DOCUMENT TITLE:_________________________________________________________

[ ] CREATE A NEW VERSION OF THIS DOCUMENT FOR COMPARE-RITE LATER

[ ] TAPE INSERTIONS: Number of Tapes:________  Total Length:_______ mins.

[ ] COMPARE: Old Document:________________ New (Revised) Document:______________

                                 OUTPUT OPTIONS
[ ] DRAFT:             [ ] DOUBLE SPACE           [ ] SINGLE SPACE
               [ ] DOUBLE SPACE DRAFT--SETUP FOR SINGLE SPACE FINAL

[ ] FINAL:     [ ] DOUBLE SPACE       [ ] SINGLE SPACE

                                   PAPER TYPES
    [ ] 11" Draft         [ ] 11" Bond     [ ] Pleading    [ ] Letterhead
    [ ] 14" Draft/Bond    [ ] Will         [ ] Other____________________________

SPECIAL INSTRUCTIONS:___________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________ [ ] Continued on reverse

                          FOR WORD PROCESSING USE ONLY

DOCUMENT LOCATOR:  198008.2                              TOTAL PAGES: 4

DOCUMENT TYPE CODE:         NONLIT
                            Non-Litigation Documents

TYPIST:  *5/VME1                   RETURN TO:___________________________________

COMMENTS/QUESTIONS/PROBLEMS/ACTIONS:                           03/24/97 - 5:09pm

duped 195576.2

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